UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, MN	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced by Appliance Recycling Centers of America, Inc. (the “Company”), together with its subsidiary ApplianceSmart, Inc. (“ApplianceSmart”), the Company entered into a Stock Purchase Agreement (the “Agreement”) with ApplianceSmart Holdings LLC (the “Purchaser”), a wholly-owned subsidiary of Live Ventures Incorporated (“Live”). Pursuant to the Agreement, the Purchaser purchased (the “Transaction”) from the Company all of the issued and outstanding shares of capital stock of ApplianceSmart in exchange for $6,500,000 (the “Purchase Price”). The Purchaser was required to deliver the Purchase Price, and a portion of the Purchase Price was delivered, to the Company prior to March 31, 2018. Between March 31, 2018 and April 24, 2018, the Purchaser and the Company negotiated in good faith the method of payment of the remaining balance of the Purchase Price. On April 25, 2018, the Purchaser delivered to the Company that certain Promissory Note (the “ApplianceSmart Note”) in the original principal amount of $3,919,494.46 (the “Original Principal Amount”), as such amount may be adjusted per the terms of the ApplianceSmart Note. The ApplianceSmart Note is effective as of April 1, 2018 and matures on April 1, 2021 (the “Maturity Date”). The ApplianceSmart Note bears interest at 5% per annum with interest payable monthly in arrears. Ten percent of the outstanding principal amount will be repaid annually on a quarterly basis, with the accrued and unpaid principal due on the Maturity Date. ApplianceSmart has agreed to guaranty repayment of the ApplianceSmart Note. The remaining $2,580,505.54 of the Purchase Price was paid in cash by the Purchaser to the Company. The Purchaser may reborrow funds, and pay interest on such reborrowings, from the Company up to the Original Principal Amount. The foregoing description of the ApplianceSmart Note does not purport to be complete and is qualified in its entirety by reference to the full text of the ApplianceSmart Note, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Jon Isaac, the President and Chief Executive Officer of Live, is the CEO, Manager and sole member of Isaac Capital Group, LLC, which, as of October 6, 2017, was the beneficial owner of 8.6% of the outstanding capital stock of the Company. Jon Isaac is also the son to Tony Isaac, the Chief Executive Officer of the Company and former Chief Executive Officer of ApplianceSmart. Prior to the signing of the Agreement, the Company formed a special committee composed entirely of an independent and distinterested director to evaluate the Transaction and the terms of the Appliance Smart Note.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Promissory Note, effective April 1, 2018, issued by ApplianceSmart Holdings LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: April 26, 2018	/s/ Tony Isaac
Tony Isaac Chief Executive Officer